UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement

Share Sale Agreement

On November 13, 2017, WisdomTree Investments, Inc. (the “Company”) entered into a Share Sale Agreement with ETF Securities Limited (“ETF Securities”) and WisdomTree International Holdings Ltd, a wholly-owned subsidiary of the Company (“WisdomTree International Holdings” and together with the Company, “WisdomTree”), pursuant to which WisdomTree International Holdings agreed to acquire (the “Acquisition”) the European exchange-traded commodity, currency and short-and-leveraged business of ETF Securities (the “Acquired Business”) by purchasing the entire issued share capital of Electra Target Holdco Limited (the “Target”) into which ETF Securities will have transferred the Acquired Business prior to completion of the Acquisition.

Pursuant to the Share Sale Agreement, WisdomTree will acquire the Acquired Business for a purchase price consisting of (i) $253 million in cash, (ii) 15,250,000 shares of the Company’s common stock (the “Common Shares”) and (iii) 14,750 shares of a new class of Series A Non-Voting Convertible Preferred Stock which is convertible into an aggregate of 14,750,000 shares of the Company’s common stock, subject to certain restrictions (the “Preferred Shares” and together with the Common Shares, the “Consideration Shares”), subject to customary adjustments for working capital (collectively, the “Purchase Price”).

WisdomTree has secured commitments for senior secured debt financing of $250 million from Credit Suisse Securities (USA) LLC in support of the Acquisition, which will be comprised of a $50 million revolving credit facility and a $200 million term loan facility. Interest under the credit facilities will accrue at a rate per annum of up to LIBOR plus 2.00% (commencing at LIBOR plus 1.75%) or up to ABR plus 1.00% (commencing at ABR plus 0.75%), subject to step-downs based on WisdomTree’s ratio of debt to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The term of the facilities will be three years from the date of completion of the Acquisition. The definitive credit agreement governing the facilities will include a maximum debt to EBITDA ratio. Entering into definitive debt financing agreements is subject to customary closing conditions, including, among others, completion of the Acquisition.

Completion of the Acquisition is subject to customary closing conditions, including, among others, obtaining regulatory approvals and the Company and ETF Securities entering into an Investor Rights Agreement as described below, pursuant to which, among other things, ETF Securities will be subject to lock-up, standstill and voting restrictions, and will receive certain registration rights. The Share Sale Agreement will terminate if the conditions to complete the Acquisition are not satisfied on or prior to May 13, 2018, subject to the parties agreeing to extend such date.

WisdomTree and ETF Securities have each made customary warranties in the Share Sale Agreement with respect to its ability to enter into and consummate the Acquisition. ETF Securities has made customary warranties in the Share Sale Agreement with respect to the Acquired Business. WisdomTree and ETF Securities have agreed under the Share Sale Agreement to make certain undertakings in seeking regulatory approvals and to maintain the confidentiality of certain information not otherwise required to be disclosed under applicable law. ETF Securities also has agreed to carry on the Acquired Business in the ordinary and usual course and not to take certain actions during the period between signing and completion or, for certain periods of time, solicit employees of the Acquired Business or compete with the Acquired Business. WisdomTree also has agreed to matters relating to the employment of a certain number of employees of the Acquired Business, maintaining its debt commitment in place and reserving and listing the Consideration Shares on the Nasdaq Global Select Market upon completion of the Acquisition. The Share Sale Agreement contains customary indemnification rights for transactions of this type, including with respect to breaches of warranties and other specified matters. The indemnification obligations of ETF Securities are subject to escrows, thresholds and caps with respect to breaches of certain warranties. In addition, WisdomTree has obtained a warranty and indemnity insurance policy related to certain risks associated with the warranties provided by ETF Securities.

Series A Non-Voting Convertible Preferred Stock

General. In connection with the Share Sale Agreement, the Company’s Board of Directors approved the designation of a new class of Series A Non-Voting Convertible Preferred Stock which is convertible into an aggregate of 14,750,000 shares of common stock, subject to certain restrictions (the “Preferred Shares”). The Preferred Shares, which are intended to provide ETF Securities with economic rights equivalent to the Common Shares, will be issued to ETF Securities subject to, and in accordance with, the Share Sale Agreement. The terms and conditions of the Preferred Shares are summarized below and will be set forth in the Company’s Certificate of Designations of Series A Non-Voting Convertible Preferred Stock (“Certificate of Designations”) to be filed with Delaware Secretary of State immediately prior to completion of the Acquisition.

Voting Rights, Transferability and Ranking. The Preferred Shares will have no voting rights, will not be transferrable and will have the same priority with regard to dividends, distributions and payments as the Company’s common stock.

Limitation on Beneficial Ownership. The Company will not convert, and ETF Securities will not have the right to convert, any Preferred Shares to the extent that after giving effect to such conversion, ETF Securities (together with certain attribution parties) would beneficially own in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion.

Exchange Cap. The Company will not issue any shares of common stock upon conversion of the Preferred Shares if the issuance would, together with up to 4,000,000 shares of common stock issued by the Company prior to December 31, 2018 (or March 31, 2019 if the completion date of the Acquisition is on or after June 15, 2018) (the “Triggering Event Date”), exceed the aggregate number of shares of common stock that the Company may issue without breaching its obligations under the rules of the Nasdaq Capital Market, unless the Company obtains stockholder approval for issuances of common stock in excess of such amount (“Nasdaq Approval”). Pursuant to the Investor Rights Agreement, the Company has agreed to seek Nasdaq Approval at its first regularly scheduled annual meeting of stockholders to be held following the Acquisition.

Redemption Rights

Upon a Failure to Obtain Nasdaq Approval. If the Company fails to obtain Nasdaq Approval by the Triggering Event Date, ETF Securities will have the right, at its option, to require the Company to redeem all of the Preferred Shares subject to Nasdaq Approval for a period ending on the earlier of (a) the second anniversary of the Triggering Event Date and (b) the date the Company obtains Nasdaq Approval. Any such redemption will be at a price per Preferred Share equal to the dollar volume-weighted average price for a share of common stock for the 30 trading day period ending on the Triggering Event Date. Such redemption payments will be made in 12 equal installments no later than 10 business days following the last day of each of the Company’s 12 fiscal quarters beginning on the day following the date ETF Securities exercises such redemption right.

Other Redemption Rights. In the event that: (a) the number of shares of common stock authorized by the Company’s certificate of incorporation is insufficient to permit the Company to convert all the Preferred Shares requested by ETF Securities to be converted; or (b) ETF Securities does not, upon completion of a change of control of the Company, receive the same amount per Preferred Share as it would have received had each outstanding Preferred Share been converted into common stock immediately prior to the change of control, ETF Securities will have the right, at its option, to require the Company to redeem all the Preferred Shares specified to be converted during the period of time specified in the Certificate of Designations. Any such redemption will be at a price per Preferred Share equal to the dollar volume-weighted average price for a share of common stock for the 30 trading day period ending on the date of such attempted conversion or change of control, as applicable. Such redemption payment will be made in one payment no later than 10 business days following the last day of the Company’s first fiscal quarter that begins on a date following the date ETF Securities exercises such redemption right.

The Company will not be obligated to make any redemption payments to the extent such payments would be a breach of any covenant or obligation owed by the Company to any of its secured creditors or is otherwise prohibited by applicable law.

Investor Rights Agreement

Lock-Up. For a period of 451 days following completion of the Acquisition, without the Company’s prior written approval, ETF Securities may not dispose of any shares of the Company’s common stock or common stock equivalents; provided, however, that ETF Securities will not be prohibited from disposing up to: (i) one-third of the Consideration Shares from and after the date that is 91 days following completion of the Acquisition; and (ii) two-thirds of the Consideration Shares from and after the date that is 271 days following completion of the Acquisition.

Standstill. From and after completion of the Acquisition until the earliest to occur of: (a) the date the beneficial ownership of ETF Securities and certain of its affiliates collectively no longer represents at least five percent (5%) of the Company’s outstanding common stock; (b) the third anniversary of the completion of the Acquisition; (c) the date a change of control of the Company is consummated; and (d) certain corporate changes as set forth in the Investor Rights Agreement, ETF Securities and certain of its affiliates will not engage in activities such as acting alone or in concert with others to seek to control the management, the board of directors or policies of the Company, including, directly or indirectly, soliciting proxies for stockholder proposals.

Voting Restrictions. From and after completion of the Acquisition until the earliest to occur of: (a) the 15 month anniversary of the completion of the Acquisition; (b) the date a change of control of the Company is consummated; and (c) certain corporate changes as set forth in the Investor Rights Agreement, ETF Securities will vote all the Company’s voting securities as to which ETF Securities is entitled to vote in accordance with the recommendation of the Company’s Board of Directors.

The foregoing description of the Share Sale Agreement, Certificate of Designations and Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such documents. A copy of the Share Sale Agreement will be filed by the Company with the Securities and Exchange Commission (“SEC”) as an exhibit to its Form 10-K for the year ending December 31, 2017. Copies of the Certificate of Designations and Investor Rights Agreement will be filed by the Company with the SEC as exhibits to its Form 8-K filed in connection with completion of the Acquisition. The Share Sale Agreement, Certificate of Designations and Investor Rights Agreement will be filed in order to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual or financial information about the Company, ETF Securities or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Share Sale Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Share Sale Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures, and may have been made for the purposes of allocating contractual risk between the parties to the Share Sale Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company, ETF Securities, the Acquired Business or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Share Sale Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 regarding the issuance of shares of the Company’s common stock and Series A Non-Voting Convertible Preferred Stock is hereby incorporated by reference into this Item 3.02. The offer and sale of such securities pursuant to the Share Sale Agreement will be made only to ETF Securities, who is an “accredited investor” (as defined by Rule 501 under the Securities Act of 1933, as amended (“Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1	Press Release, dated November 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Executive Vice President—Business and Legal Affairs,
Chief Legal Officer

Date: November 17, 2017

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